INDEPENDENT AUDITORS' CONSENT


TCW Galileo Funds, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-52272 on Form N-1A of our reports dated December 21, 1999 appearing in the Annual Reports of the funds comprising the TCW Galileo Funds, Inc. as of and for the respective periods ended October 31, 1999 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part to this Registration Statement.


                                /s/ Deloitte & Touche LLP
                                -------------------------
                                Deloitte & Touche LLP





February 29, 2000

Los Angeles, California